Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Nexen Inc.:

•                                          Registration Statement No.’s 033-26582, 033-34467, 033-43426, 033-66538, 033-81334, 333-05494, 333-07344, 333-09286, 333-13574, 333-118019 and 333-119276 on Form S-8;

•                                          Registration Statement No.’s 333-09288, 333-10646, 333-84786 and 333-142670 on Form F-3; and

•                                          Registration Statement No.’s 333-125019, 333-128510 and 333-143380 on Form F-10.

of our reports dated February 13, 2008, relating to the financial statements of Nexen Inc. (which report expresses an unqualified opinion on the financial statements and includes a separate report on Canada-United States of America reporting difference) and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nexen Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Calgary, Canada

February 21, 2008